Exhibit 10.51

EXECUTION VERSION

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of March 2, 2021, by and among Caribou Biosciences, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Series C Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Fourth Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Initial Closing and the Company agrees to sell and issue to each Purchaser at the Initial Closing that number of shares of Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $17.257 per share. The shares of Series C Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery.

(a) The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, simultaneously with the execution and delivery of this Agreement, or at such other time and place as the Company and the Purchasers participating in the Initial Closing mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, or by any combination of such methods.

1.3 Sale of Additional Shares of Preferred Stock. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to all of the authorized shares of Series C Preferred Stock not sold at the Initial Closing (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) acceptable to the Company and approved by PFM, Ridgeback, and Farallon (each as defined below) in one or more Closings, provided that (i) any such subsequent sale is consummated prior to forty-five (45) days after the Initial Closing, and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Agreements. PFM, Ridgeback, and Farallon each hereby acknowledges and agrees that the existing holders of the Preferred Stock and those potential purchasers listed on Schedule 1 to this Agreement shall be deemed to have been approved by each of such entities for purposes of the preceding sentence. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

1.4 Use of Proceeds. In accordance with the directions of the Company’s Board of Directors (the “Board”), the Company will use the proceeds from the sale of the Shares for general working capital purposes.

1.5 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, limited partner, member, manager, managing member, employee, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(d) “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, know-how, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and any and all such cases that are owned by the Company and used in the business as now conducted and as presently proposed to be conducted, including without limitation with respect to Company’s research and development activities.

(e) “Indemnification Agreement” means the form agreement between the Company and its directors, substantially in the form of Exhibit H attached to this Agreement.

(f) “Investors’ Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, substantially in the form of Exhibit D attached to this Agreement.

(g) “Key Employee” means any officer, senior vice-president, and vice president of the Company.

(h) “knowledge” or “to the Company’s knowledge” or “to the knowledge of the Company” means (a) the actual knowledge of Rachel E. Haurwitz, Ph.D. (President and Chief Executive Officer), Steven Kanner, Ph.D. (Chief Scientific Officer), Barbara G. McClung, J.D. (Chief Legal Officer), Jason O’Byrne (Chief Financial Officer) and Cherry Thomas (SVP of Clinical Development), (b) such knowledge that could be obtained by such individuals from a reasonable investigation of the documents (whether written or electronic, including electronic mails sent to or by such individual) in the Company’s possession and of the individuals generally responsible at the Company for the subject matter to which knowledge is pertinent, or (c) receipt of actual notice by such individual that conveys the matter in respect of which knowledge is pertinent.

(i) “Lead Investors” means, collectively, PFM Healthcare Master Fund, L.P. (“PFM”), Zone III Healthcare Holdings, LLC (“Farallon”), and RIDGEBACK CAPITAL INVESTMENTS LP (“Ridgeback”)].

(j) “made available” means that the applicable document or other disclosure item has been uploaded to the Company’s electronic data room for review by the Lead Investors or made available to the other Purchasers upon request from such Purchaser through access to the Company’s electronic data room.

(k) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(l) “Management Rights Letter(s)” means the agreement between the Company and each Purchaser requesting such an agreement, dated as of the date of the applicable Closing.

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n) “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Section 1.3.

(o) “Right of First Refusal and Co-Sale Agreement” means the Second Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Initial Closing, substantially in the form of Exhibit E attached to this Agreement.

(p) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement and the Management Rights Letter(s).

(r) “Voting Agreement” means the Third Amended and Restated Voting Agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, substantially in the form of Exhibit F attached to this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5 and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 24,500,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), 5,481,498 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii) 14,430,622 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which (A) 1,576,342 shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Initial Closing, (B) 3,004,124 shares have been designated Series A-1

Preferred Stock, all of which are issued and outstanding immediately prior to the Initial Closing, (C) 3,186,116 shares have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to the Initial Closing, and (D) 6,664,040 shares have been designated Series C Preferred Stock, none of which are issued or outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law (the “DGCL”). The Company holds no Preferred Stock in its treasury.

(b) The Company has reserved up to 5,475,493 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Equity Incentive Plan (the “2013 Stock Plan”) plus up to 250,000 shares of Common Stock subject to stock options or similar awards granted under the Company’s terminated 2012 Stock Option/Stock Issuance Plan (the “2012 Stock Plan”) that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2012 Stock Plan that are forfeited to or repurchased by the Company. The 2013 Stock Plan has been duly adopted by the Board and approved by the Company’s stockholders. Of such reserved shares of Common Stock, 422,529 shares have been issued pursuant to restricted stock purchase agreements which are fully vested, options to purchase 2,332,845 shares have been granted and are currently outstanding (including options to purchase 250,000 shares issued under the 2012 Stock Plan), 1,166,503 shares of Common Stock have been issued upon the exercise of fully vested options, and up to 1,803,616 shares of Common Stock remain available for issuance to officers, directors, employees, and consultants pursuant to the 2013 Stock Plan. The Company has made available to the Purchasers complete and accurate copies of the 2013 Stock Plan and forms of agreements used thereunder.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the 2013 Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (x) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (y) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d) Except as set forth on Section 2.2(d) of the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the 2013 Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and substance, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f) Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock.

(g) The Company has obtained valid waivers of any rights by or binding upon other parties to purchase any of the Shares covered by this Agreement.

2.3 Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board and the stockholders of the Company in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at each Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of such Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to such Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement, the Indemnification Agreement(s) and any other indemnification agreement between the Company and its directors may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any officer or director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) against the Company or, to the Company’s knowledge, any Key Employee that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the

Company nor, to the Company’s knowledge, any of its officers or directors or Key Employees, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers and directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding, or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings, or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) Section 2.8(a) of the Disclosure Schedule lists all patents and patent applications owned by the Company, and all Company trademarks, trademark applications, service marks, service mark applications, domain names, and trade names. There is no fact or circumstance that would cause the Company to reasonably conclude that any of the Company Intellectual Property is invalid or unenforceable. None of the Company Intellectual Property is currently involved in any interference, reissue, re-examination, inter-partes review, cancellation, or opposition proceeding anywhere in the world, and the Company has not received any written notice from any Person of such actual or threatened proceeding.

(b) Each employee and consultant has assigned to the Company all intellectual property rights that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she, it or they solely or jointly conceived, reduced to practice, developed or made during the period of his, her, its, or their employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities, or information or (iii) resulted from the performance of services for the Company. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants made prior to their employment by the Company to conduct the Company’s business as now conducted and as proposed to be conducted. The Company owns all Company Intellectual Property through assignments from employees, consultants, other companies, or universities.

(c) Section 2.8(c) of the Disclosure Schedule sets forth a true and accurate list of all intellectual property licenses to which the Company is a party. All such licenses are in full force and effect and neither the Company nor, to the Company’s knowledge, any other party thereto, is in default with respect to any material obligation thereunder.

(d) The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works, or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e) The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company IP (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company IP; (iii) the creation of any obligation for the Company with respect to Company IP owned by the Company, or the grant to any third party of any rights or immunities under Company IP owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company IP.

(f) No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in Company Intellectual Property that relates to the Company’s business as now conducted or as presently proposed to be conducted.

2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for the Transaction Agreements and as set forth on Section 2.10(a) of the Disclosure Schedule, there are no (1) agreements or understandings, (2) instruments, (3) contracts or (4) proposed transactions memorialized in an executed term sheet or executed letter of intent to which the Company is a party or by which it is bound that involve (i) payment obligations of, or payments to, the Company in excess of $250,000 (other than those agreements, understanding, instruments, contracts or the like disclosed under clauses (ii) through (iv) of this Section 2.10(a)), other than those which were entered into in the ordinary course of the Company’s business, (ii) licenses of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company not in the ordinary course of business with respect to infringements of proprietary rights.

(b) Except as set forth on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities that, under GAAP, would be required to be reflected on a balance sheet but which are not reflected in the December 31, 2020 consolidated balance sheet contained within the Financial Statements (except for liabilities incurred in the ordinary course of business since December 31, 2020), which indebtedness or other liabilities individually are in excess of $100,000 or are in excess of $250,000 in the aggregate (which indebtedness or liabilities are currently outstanding), (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its equipment and materials in the ordinary course of business. For the purposes of this subsection (b) and subsection (c) of this Section 2.10, all (1) indebtedness, (2) liabilities, (3) agreements, (4) understandings, (5) instruments, (6) contracts and (7) proposed transactions memorialized in an executed term sheet or letter of intent involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board at a duly called meeting thereof, or by unanimous written consent, and (iv) agreements disclosed on Section 2.11(a) of the Disclosure Schedule, there are (A) no agreements, understandings or proposed transactions between the Company and any of its current officers, directors, or Key Employees, or any Affiliate thereof, and (B) no agreements, understandings or proposed transactions of a commercial or financial nature between the Company and any of its former officers, directors, or Key Employees.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth on Section 2.11(b) of the Disclosure Schedule, none of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing is, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors; (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements. Section 2.14 of the Disclosure Schedule sets forth a copy of the Company’s audited consolidated financial statements (including a consolidated balance sheet, statement of operations and comprehensive loss and statement of cash flows) for the fiscal year ended December 31, 2019 and its unaudited consolidated financial statements (including a consolidated balance sheet, statement of operations and statement of cash flows) for the fiscal year ended December 31, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain footnotes or certain other presentation related items, in either case required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to the tax provision and to year-end audit adjustments that would not have a Material Adverse Effect. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2020; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

2.15 Changes. Except as set forth in Section 2.15 of the Disclosure Schedule, since December 31, 2020, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any affirmative waiver or compromise by the Company of a material right or any waiver or compromise by the Company of material debt owed to it;

(d) any satisfaction or discharge of any material lien, claim, encumbrance or payment of any material obligation by the Company, except in the ordinary course of business;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any Key Employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character related to the Company, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.

(d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(e) Since December 31, 2020, the Company has not terminated any Key Employees.

(f) Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g) To the Company’s knowledge, none of the officers or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect such insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its material assets that might be damaged or destroyed.

2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidential information and invention assignments substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). Except as set forth in Section 2.19 of the Disclosure Schedule, no current or former Key Employee or any current employee has excluded any works or inventions from his or her assignment of inventions to the Company pursuant to such employee’s Confidential Information Agreement. To the Company’s knowledge, none of its employees is in violation of any agreement covered by this Section 2.19.

2.20 Permits. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form made available to the Purchasers. The copy of the minute books of the Company made available to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders of the Company.

2.22 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

2.23 Environmental and Safety Laws. To its knowledge (a) the Company is and has been in material compliance with all Environmental Laws (as defined below); (b) the Company has not caused a material release or threatened material release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; (d) there are no underground storage tanks or polychlorinated biphenyls (“PCBs”) or PCB-containing equipment on any site currently leased by the Company or otherwise used by the Company; and (e) there is no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored by the Company on any site currently leased or otherwise used by the Company, except in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.23, “Environmental Laws” means any applicable law, regulation, or other requirement relating to (i) releases or the threatened release of a Hazardous Substance; (ii) pollution or protection of human health and the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24 Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers, or, to the Company’s knowledge, any of its employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii)

and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.25 Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Company, the Company is and has been, to the Company’s knowledge, in compliance in all material respects with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company’s privacy policies, and (iii) the requirements of any contract codes of conduct or industry standards by which the Company is bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in compliance in all material respects with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements require or required the Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.26 Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and, if applicable, 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been made available to the Purchasers are accurate and complete. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

2.27 Regulatory Approvals. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders, and approvals from the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders, and approvals required by the FDA or any other federal, state, local, or foreign agencies or bodies engaged in the regulation of drugs, biologics, or medical devices. The Company has not received any notice of proceedings relating to the suspension, modification, revocation, or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or independent contractor of the Company or any agent having the actual authority to bind the Company (such agent is referred to in this Section 2.27 as “Agent”) has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule, or regulation of any other governmental entities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services

Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule, or regulation of any governmental entities. Neither the Company nor any of its officers or employees, or, to the Company’s knowledge, any of the Company’s independent contractors or Agents or any of its manufacturing or clinical service providers, is the subject of any pending or, to the Company’s knowledge, threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither the Company nor any of its officers or employees, or, to the Company’s knowledge, any of the Company’s independent contractors or Agents or any its manufacturing or clinical service providers, has committed any act, made any statement, or failed to make any statement, in each case with respect to the Company, that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers or employees, or, to the Company’s knowledge, any of the Company’s independent contractors or Agents or any of its manufacturing or clinical service providers, has made on behalf of the Company any materially false statements on, or material omissions from, any notifications, applications, approvals, reports, and other submissions to FDA or any similar governmental entity.

2.28 FDA Regulation. The Company is and has been in compliance with all applicable laws administered or issued by the FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting.

2.29 Disclosure. The Company has made available to the Purchasers, at least three (3) business days prior to the Initial Closing (provided that the request therefor was received by the Company at least four (4) business days prior to the Initial Closing), all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares, except for certain private, proprietary, or confidential personal information. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.30 No Disqualification Events. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has made available to the Purchasers a copy of any disclosures provided thereunder. “Company Covered Person” shall mean (i) the Company, (ii) any of its predecessors, (iii) any affiliated issuer, (iv) any director, executive officer, or other officer of the Company who is also a Purchaser hereunder, (v) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and (v) any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the Initial Closing.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that this offering is not intended to be part of the public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

3.5 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or more of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that (a) it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares, and (b) its subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9 CFIUS Foreign Person Status. If the Purchaser is a foreign person (as defined under Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)), the Purchaser hereby represents that:

(a) It is an Excepted Investor, as that term is defined under the DPA and pursuant to 31 C.F.R. § 800.219; or,

(b) The Purchaser does not provide any foreign person affiliated with the Purchaser (other than Excepted Investors), whether affiliated as a limited partner or otherwise, any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (A) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (B) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (C) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

3.10 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, and/or such Purchaser’s investment advisers, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, trustees, partners, agents, investment advisers, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.12 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing (unless otherwise stated), of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Opinion of Company Counsel. The Purchasers shall have received from Reed Smith LLP, counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit G attached to this Agreement.

4.6 Investors’ Rights Agreement. As of the Initial Closing, the Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and such other parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Investors’ Rights Agreement) shall have executed and delivered the Investors’ Rights Agreement.

4.7 Right of First Refusal and Co-Sale Agreement. As of the Initial Closing, the Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and such other parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.8 Voting Agreement. As of the Initial Closing, the Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and such other parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

4.9 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the applicable Closing.

4.10 Management Rights Letters. The Company shall have executed and delivered to each Purchaser requesting same a Management Rights Letter in form and substance reasonably acceptable to the Company and such Purchaser.

4.11 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying (i) the Restated Certificate and the Bylaws of the Company as of the Initial Closing, (ii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

4.12 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.13 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

4.14 Board of Directors. As of the Initial Closing, the authorized size of the Board shall be seven (7), and the Board shall be comprised of Rachel E. Haurwitz, Natalie R. Sacks, Robert Weisskoff, Jeffrey Long-McGie and Santhosh Palani, with two (2) vacancies thereon.

4.15 Indemnification Agreements. At the Initial Closing, the Company shall have executed and delivered an Indemnification Agreement with each member of Board of Directors as of the Initial Closing who is not then a party to an Indemnification Agreement.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing (unless otherwise stated), of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.4 Investors’ Rights Agreement. As of the Initial Closing, parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Investors’ Rights Agreement) (other than the Company) shall have executed and delivered the Investors’ Rights Agreement and each Purchaser shall have executed and delivered the Investors’ Rights Agreement at the Closing in which such Purchaser is participating (if not then a party thereto).

5.5 Right of First Refusal and Co-Sale Agreement. As of the Initial Closing, parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Right of First Refusal and Co-Sale Agreement) (other than the Company) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement and each Purchaser shall have executed and delivered the Right of First Refusal and Co-Sale Agreement at the Closing in which such Purchaser is participating (if not then a party thereto).

5.6 Voting Agreement. As of the Initial Closing, parties thereto sufficient to amend and restate the Prior Agreement (as defined in the Voting Agreement) (other than the Company) shall have executed and delivered the Voting Agreement and each Purchaser shall have executed and delivered the Voting Agreement at the Closing in which such Purchaser is participating (if not then a party thereto).

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers at the Initial Closing contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing (and the representations and warranties of the Additional Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing) and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of law principles.

6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as www.docusign.com), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6(a). If notice is given to the Company, a copy (which shall not constitute notice), shall also be given to legalnotices@cariboubio.com and to Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, email amukhey@reedsmith.com, Attention: Ashok Mukhey, Esq.

(b) Each Purchaser consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, or under any of the Transaction Agreements by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the email address set forth below such Purchaser’s name on the signature page or Exhibit A as updated from time to time by notice to the Company or as on the books of the Company. Each Purchaser agrees to promptly notify the Company of any change in its email address, and that failure to do so shall not affect the foregoing.

6.7 No Finder’s Fees. Each party represents that, except for the fee payable by the Company to SVB Leerink LLC, it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers. Except as set forth in Section 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, and (i) the holders of a majority of the then-outstanding Shares, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing. Section 1.3 of this Agreement may not be amended, terminated or waived without the written consent of PFM, Ridgeback, and Farallon. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13 Expenses. With respect to services rendered in connection with the Initial Closing, the Company shall reimburse the reasonable fees and expenses of one or more counsel (including IP counsel) to any or all of the Lead Investors in an amount not to exceed $125,000 in the aggregate for counsel to all of the Lead Investors (to be allocated among them as agreed by the Lead Investors).

6.14 Tekla Funds. A copy of the Declaration of Trust, as amended and restated, for each of Tekla Healthcare Investors and Tekla Life Sciences Investors (together, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

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IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

CARIBOU BIOSCIENCES, INC.

By:	/s/ Rachel E. Haurwitz
Name:	Rachel E. Haurwitz
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

PFM Healthcare Master Fund, L.P.
By: PFM Health Sciences, LP, its investment advisor

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

Partner Investments, L.P.
By: PFM Health Sciences, LP, its investment advisor

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

PFM Healthcare Growth Equity Holdings I, LLC
By: PFM Health Sciences GP, LLC, its member manager

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

ZONE III HEALTHCARE HOLDINGS, LLC

By:	Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

RIDGEBACK CAPITAL INVESTMENTS LP by RIDGEBACK CAPITAL MANAGEMENT LLC its Fund Manager:

By:	/s/ Christian Sheldon
Name:	Christian Sheldon
Title:	COO

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

AbbVie Inc.

By:	/s/ Adam Houghton
Name:	Adam Houghton
Title:	VP & Head, AbbVie Ventures

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

MAVERICK VENTURES INVESTMENT FUND, L.P.

By: Maverick Capital Ventures, LLC, its General Partner
By: Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Signatory

MAVERICK ADVISORS FUND, L.P.

By: Maverick Capital Ventures, LLC, its General Partner
By: Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Signatory

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Janus Henderson Biotech Innovation Master Fund Limited

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Adage Capital Partners, LP

By: Adage Capital Partners, GP, LLC, it’s General Partner

By: Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	Chief Operating Officer

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Jenny Rooke

By:	/s/ Jenny Rooke

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

WS Investment Company, LLC (21A)

By:	/s/ James Terranova
Name:
Title:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

CAROLEM CAPITAL LLC

By:	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

NRG CAPITAL HOLDINGS LLC

By:	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

LLS TAP, LLC

By:	/s/ Louis DeGenarro
Name:	Louis DeGennaro
Title:	President & CEO

By:	/s/ Gordon Miller
Name:	Gordon Miller
Title:	EVP & CFO

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Tekla Healthcare Investors*

By:	/s/ Daniel R. Omsetad
Name:	Daniel R. Omstead
Title:	President

*

The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

Tekla Life Sciences Investors*

By:	/s/ Daniel R. Omsetad
Name:	Daniel R. Omstead
Title:	President

*

The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Point72 Biotech Private Investments, LLC

By:	/s/ Vincent Tortorella
Name:	Vincent Tortorella
Title:	Authorized Signatory

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

PONTIFAX GLOBAL FOOD AND AGRICULTURE TECHNOLOGY FUND L.P.

By:	/s/ Benjamin Belldegrun
Name:	Benjamin Belldegrun
Title:	Managing Partner

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Avego Bioscience Capital, L.P.

By: Avego Bioscience Capital GP, LLC, its general partner

By:	/s/ James Flexner
Name:	James Flexner
Title:	Managing Partner

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Mintz Levin Special Investments Fund LLC —Series FY21

By:	/s/ Megan N. Gates
Name:	Megan N. Gates
Title:	Member

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Zachary A. Robbins Trust dtd December 31, 1987

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Robbins Family Trust of 1986

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Lucas Hamilton Robbins Trust dtd November 17, 1991

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Avidity Master Fund LP

By:	/s/ Michael Gregory
Name:	Michael Gregory
Title:	Director

Avidity Capital Fund II LP

By:	/s/ Michael Gregory
Name:	Michael Gregory
Title:	Director

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of its General Partner

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

HEALTHCARE INNOVATION INVESTMENT FUND LLC

By:	/s/ Joseph R. Gentile
Name:	Joseph R. Gentile
Title:	Manager

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Pacific Continental Investment Company, LLC

By:	/s/ Marc Stridiron
Name:	Marc Stridiron
Title:	Portfolio Manager

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

LifeSci Venture Partners II, LP

By:	/s/ Paul Yook
Name:	Paul Yook
Title:	Managing Member

LifeSci Venture Master SPV, LLC

By:	/s/ Paul Yook
Name:	Paul Yook
Title:	Managing Member

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Rodolphe and Lisa Barrangou

By:	/s/ Rodolphe Barrangou

By:	/s/ Lisa Barrangou

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

CA Fund I, a series of 5 Prime Ventures, LP

By:	Fund GP, LLC its General Partner
By:	Belltower Fund Group, Ltd. Manager of the General Partner

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

Monashee Solitario Fund LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	COO

DS Liquid Div RVA MON LLC

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	COO

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	FORM OF RESTATED CERTIFICATE

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit E -	FORM OF RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit F -	FORM OF VOTING AGREEMENT

Exhibit G -	FORM OF OPINION OF COMPANY COUNSEL

Exhibit H -	FORM OF INDEMNIFICATION AGREEMENT

Schedule 1	APPROVED PURCHASERS